Exhibit 10.38

LEASE	Lease no.
of Premises	01B6511	4800-62511

The undersigned have this day	A checked box means the following text applies
entered into the following Lease Agreement:

Landlord	IDEON AB Scheelevägen 17 223 70 Lund		Company reg. no. 556239-8718

Tenant	QlikTech International AB		Company reg. no.556472-2691
Address
Ideon Science Park 223 70 Lund

Address of premises, etc.	Municipality Lund	Block Vätet 1	Building B6
	Address		Floor	Suite #
	Scheelevägen 17 223 70 Lund			51

Use of premises	Unless otherwise stated, the premises with associated spaces are leased in existing condition to be used as: Office

Size and extent of	Retail area in	Office area in	Storage area in	Other area
premises	level/m2	level/m2	level/m2	level / m2
	| 0	2 & 3 | 2,466	| 0	| 0

☑ Extent of the leased premises has been marked on appended drawing(s)

	Vehicle access for	Location	Location for	Parking	Engine heater
	loading/unloading	for sign	vending machine	☑ 50 car(s)	car(s)

	Garage parking	Outbuilding
space(s)

Furnishings	The premises are leased

☑ without furnishings specifically intended for business

☐ with furnishings specifically intended for business re: appendix

Unless otherwise agreed upon, upon termination of the leasehold Tenant shall remove all property belonging to him and surrender the premises in acceptable condition.

Appendix

Term of lease	Commencing	Up to and including
October 1, 2007 September 30, 2010

Terminations	Termination of this Agreement shall be made 9 months before the end of the contractual term of the lease. In the absence thereof, this Agreement is extended by a term of 3 year(s)months

Rent	SEK 3,489,390 per year amounting to ☐ total rent ☑ rent excl. additions marked below

Index Clause	☑ Changes to above-stated rent are made per the appended index clause	Appendix 1

Heating and hot water	Necessary heating of premises is responsibility of ☑ Landlord ☐ Tenant

Hot water is supplied ☑ throughout the year ☐ not provided

Cost	☑ Fuel/heating surcharge payable in accordance with appended index clause	Appendix 2

Water and sewage costs	☑ Water/sewage surcharge made in accordance with appended clause	Appendix 2

Cooling ventilation	☑ Expenses for operation of dedicated cooling/ventilation system are reimbursed in accordance with appended clause	Appendix 2

Electricity	☐ Included in rent Tenant has own account ☑ Reimbursed per App. 2

Cleaning of stairwell	☐ Included in rent ☑ Arranged for and paid for by tenant Reimbursed per App. 2

Refuse and waste removal	☐ Included in rent ☑ Arranged for and Reimbursed per App. 2 paid by tenant (however it is landlord’s responsibility to furnish waste containers and required waste area)

Snow removal and sanding	☐ Included in rent ☑ Arranged and paid Reimbursed per App. 2for by tenant

Property taxes	☐ Included in rent ☑ Reimbursement payable as per separate agreement	Appendix 1

Unforeseen costs	Where, following the execution of this Agreement, unforeseen increases in costs arise as a consequence of:

a) introduction of or increases in taxes, charges or duties levied specifically on the property as a result of decisions made by Parliament, Government, municipality or other relevant authorities;

b) general rebuilding measures or the like on the property which do not relate solely to the leased premises and which landlord is obliged to execute as a consequence of decisions by Parliament, Government, municipality or other relevant authorities

Tenant shall, commencing at the time of the cost increase, reimburse landlord in relation to that proportion of the total annual increase in costs for the property represented by the premises.

The proportion represented by the premises is percent (if percentage not stated it will be calculated in relation to the rents paid to the property at the time of the cost increase).

“Taxes” in accordance with a) above do not refer to VAT and property taxes to the extent that reimbursement in respect of this is paid as per agreement. Reimbursement shall be paid in the same manner as set forth below for payment of rent.

Value-Added Tax (VAT)	☑ The property owner/landlord is liable to pay VAT for leasing of the premises. In addition to rent, tenant shall pay the currently applicable VAT.

☐ Where, following a decision by the tax authorities, the property owner/Landlord becomes liable to pay VAT for leasing of the premises, tenant shall on each occasion in addition to the rent pay the VAT currently applicable.

The VAT paid together with rent shall be calculated on the stated rental amount and where applicable on additional charges and other reimbursements paid in accordance with the Agreement, in accordance with the rules applicable at the time with respect to VAT payment on rent.

Payment of rent	Rent shall be paid in advance by invoice no later than the last business day before each by deposit to

☑ calendar quarter___ calendar month ___ semi-annually ___ annually

Postal acc’t no. Bank acc’t no
493 69 01-0 5695-1387

Interest, Payment reminders	Upon delay in the payment of rent, Tenant shall pay interest in accordance with the Interest on Overdue Payments Act as well as reimbursement for written payment reminders in accordance with the Debt Collection Act, etc. Reimbursement for reminder shall be paid at an amount currently applicable in accordance with the Debt Collection Ordinance, etc.

Maintenance, etc.	Tenant is however responsible for:	Appendix 1

☑ Landlord shall execute and bear the cost, of necessary maintenance of the premises and of furnishings supplied by him

	Tenant is however responsible for:	Appendix 1

☑ Tenant shall execute and bear the cost of necessary maintenance of the surfaces maintenance of floors, walls and ceilings as well as furnishings supplied by Landlord

	Tenant is however responsible for:	Appendix 1

☑ Allocation of maintenance obligations is set forth as per separate appendix.

The tenant does not have the right to reduction of rent for obstacles or harm to right of use for time during which landlord has customary maintenance of the property or leased premises done. Landlord is obliged however to inform the tenant well in advance about the nature and extent of the work as well as when and during what time the work will be performed.

In cases where the lease concerns store/workshop premises with operation dependent on an influx of customers, the clause shall be valid only if particular agreement has been reached.

It is the responsibility of at his own liability and expense to vouch for the measures that may be demanded by insurance company or building committee, environmental or health protection agency, fire department or other authority for the use of the premises for its intended purpose. The tenant shall consult with landlord before measures are taken.

☑ landlord ☑ tenant

Signs, awngings, windows, doors, etc.	If the tenant undertakes alterations to the premises without necessary building permit and as a result thereof the landlord is forced to pay building fee or supplemental fee pursuant to the rules in PBL, tenant shall pay a corresponding amount to landlord.

Following consultation with Landlord, Tenant shall be entitled to display a customary business sign provided that Landlord has not reasonably denied the same and that Tenant has obtained the necessary permit from the relevant authority. Upon surrender of the premises, Tenant shall restore the facade of the building to an acceptable condition.

In conjunction with more extensive property maintenance, such as exterior renovation, Tenant shall, at his own expense and without compensation, dismantle and reassemble signs, awnings and antennas.

Landlord pledges not to set up vending machines and display cases in exterior walls to the premises leased by Tenant without Tenant’s consent and grants to the Tenant an option to set up vending machines and display cases in the walls in question.

☐ Landlord ☑ Tenant is liable for damage due to negligence or malicious intent to windows, display windows, entry doors and signs.

Tenant shall purchase and maintain glass insurance with respect to all display/shop windows and entrance doors appurtenant to the premises.

Locking systems	☐ Landlord ☑ Tenant
shall equip the premises with such locking and anti-theft systems as are required to insure the validity of Tenant’s business insurance.

Force majeure	Landlord is released from obligation to fulfill his part of the Agreement and from obligation to pay damages where, as a consequence of war or civil disturbance, work stoppages, blockades, fires, exposition or intervention by public authorities over which Landlord has no control and could not have foreseen, and Landlord is prevented entirely from performing his obligations or may only be able to do so at abnormally high cost.

Security	This Agreement is contingent upon the provision of security in the form of a Appendix
☐ bank guarantee ☐ personal guarantee ☐ to be provided no later than

Special stipulations	Appendices 1-3 are part of this agreement. The tenant Appendix may not convey the premises to another party without the written consent of the landlord. It is assumed that the tenant will sign an agreement with Ideon Center AB for use of telephone switchboard, etc. (service agreement).

Signature	This Agreement, which may not be registered without special consent, has been prepared in two identical copies, of which each party has received one. All prior agreements between the parties with respect to these premises shall cease to apply commencing on the date of execution of this Agreement.

	Place/date Lund 5/22/07	Place/date Lund 5/22/07

	Landlord	Tenant
	IDEON AB	QlikTech International AB
	/s/ Siv Holmberg	/s/ Måns Hultman
Siv Holmberg

Agreement with respect to surrender of the premises	On the basis of the agreement reached on this date the Agreement shall cease to apply as of at which time Tenant will surrender the premises.
	Place/date	Landlord	Tenant

Assignment	The above Lease is hereby assigned to as of

at

	Outgoing tenant	Incoming tenant ID #/	Company reg. #

Above assignment approved	Place/date	Landlord

IDEON AB	Appendix 1
233 70 LUND	1	(3)
SPECIAL STIPULATIONS
1. CONDITION AND USE OF THE PREMISES
Tenant alone shall ensure that provision to the premises of electricity, heat, water, ventilation and other necessities fulfills his requirements as a consequence of his use of the premises.
The tenant is responsible for and pays for remedies, which may be required by insurance companies or building committee, environmental and health protection committee, fire department or other authority for use of the premises for its intended use. The tenant shall consult with landlord before remedies are made. The tenant is responsible for and pays for corresponding remedies in general areas, such as corridors, emergency exits, waste room, etc.
Tenant is authorized to undertake renovation work within the premises that are required in order to fulfill the intended purposes. However, necessary permits from authorities and insurance companies must be obtained. Such work or other work performed by Tenant may not be used by Landlord as a basis for request for increase in rent for the premises. Tenant shall ensure that such renovation work does not damage the building or occasion increased costs for Landlord. Tenant is obliged to restore the premises to original condition, unless otherwise agreed.
The tenant is obliged to accept the provisional arrangements, adjustment work, complementary measurements, etc. that can be considered normal in connection with taking occupancy and even after the premises have been put to use. The tenant is aware that some degree of disturbance may arise in connection with renovation work by other tenants.
Inspection shall take place at the start of the lease period as well as, if not otherwise agreed, upon termination of the lease. A report from the inspection shall be prepared. If the tenant has caused damage or exceptional wear and tear, the tenant shall compensate the landlord for expenses in connection with repair work. Upon moving out the tenant shall arrange for the premises to be cleaned.
2. GROSS AREA
The gross area consists of the net area plus share of common areas such as entryways, corridors, coatrooms, waiting rooms, display areas, bicycle storage, telephone rooms, electricity, common storage areas, boiler room, property service, etc. The stated areas are estimated and each area may vary by ±10% in final condition.
3. FURNISHING
Tenant will acquire and pay for necessary furnishings such as partitions, cabinets, etc. as required for the tenant’s operation.
[initial]

IDEON AB	Appendix 1
233 70 LUND	2	(3)
SPECIAL STIPULATIONS
4. RENT
The base rent of SEK 3,489,390 as of October 2007 shall be adjustable quarterly and increase or decrease proportionally with the change in the consumer price index (total index), with the year 1980 as a basis.
For determination of the changes in the consumer price index the index for October 2007 is compared with the same index for the third month before the date from which the amended rent shall apply.
5. LOCKING SYSTEMS
The landlord is responsible for the exterior protection of the property as well as for cylinder locks in entry doors to the tenant’s premises. The tenant is responsible for equipping his own premises with such locking and theft protection arrangements as are required for the validity of the tenant’s business and company insurance.
Upon vacating the premises all pass cards and keys shall be returned. Otherwise the tenant will be charged for a new locking system for the premises.
6. SECURITY GUARD
Security guard will be arranged for by the landlord and paid by tenant per Appendix 2.
7. INSURANCE
The landlord will keep the property insured to the customary extent and each tenant shall take out necessary complementary insurance.
8. RULES OF ORDER
Tenant is obliged to follow the rules of order that the landlord and public authorities issue for the establishment.
9. PROPERTY TAX
In addition to rent the tenant shall, during the duration of the lease without cancellation, along with the rent pay the share of the amount due by the property of applicable property tax or similar fee which the government or authorities decide at any time.
10. VALUE-ADDED TAX
If the tenant’s operation is not subject to VAT, the rent is payable at the total of the amount stated on page one (1) of the lease and the value-added tax applicable at any given time (currently 25%). The amount obtained according to the above shall then apply as base rent.
[initial]

IDEON AB	Appendix 1
233 70 LUND	3	(3)
SPECIAL STIPULATIONS
11. FIRE ALARM
The tenant will have a general fire alarm system installed. Special fire alarms that are required by the tenant will be installed and paid for by same.
12. PARKING
It is the obligation of the tenant to follow the parking stipulations issued by the landlord. Upon termination of the lease badges that showed parking permission shall be returned.

Lund 2007-05-22	Lund 2007-05-22

Ideon AB	QlikTech International AB

/s/ Siv Holmberg	/s/ Måns Hultman

Siv Holmberg	Signature

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Ideon AB	Appendix 2
223 70 Lund
ALLOCATION OF OPERATING EXPENSES
Allocation of operating expenses for heating, ventilation, electricity, hot water, cold water, sewage, etc.
Landlord has, in his cost of production and thereby in his rent, included connection fees and installation expenses for heating, ventilation, electricity, hot water, cold water and sewage.
The landlord subscribes for electricity, water and sewage and in that way is charged for operating expenses for the entire installation.
These operating expenses are not included in the rent. Instead these expenses, i.e. the landlord’s own expenses, shall be calculated in part through direct metering, in part through allocation according to the below and compensated by the tenant. This will occur after calculations have passed an advance payment amount in connection with payment of rent as well as through annual final accounting as of June 30.
1	Heating and hot water plus district heating

Annual fixed fee, impact fee and energy usage:

Allocated among all tenants in relation to leased surface area.

2	Electricity

Annual fixed fee, network fees and impact fee:

Allocated among all tenants in relation to leased surface area. Energy usage:

The usage for each tenant is metered if possible directly via sub-meter. In other cases the expense is allocated among all tenants in relation to leased area.

3	Cold water and sewer

Annual water usage is allocated among all tenants in relation to leased area.

4	Cleaning of common areas, packaging and waste removal, snow removal, sanding, exterior cleaning and security guard

Landlord’s own expenses are allocated among all tenants, in relation to leased surface area.

Lund 2007-05-22	Lund 2007-05-22

Ideon AB	QlikTech International AB

/s/ Siv Holmberg	/s/ Måns Hultman

Siv Holmberg	Signature

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	CONTRACT APPENDIX	Contract	01B6511
	List of drawings, etc.	Appendix	3

Landlord	IDEON AB	Org. no.
556239-8718
	Scheelevägen17 223 70 LUND	Telephone #
Tenant(s)	QlikTech International AB	Civil reg. no./Org. no.
556472-2691
Civil reg. no./Org.no.
Ideon Science Park, Lund
Drawing no. A-03-70-201 (Appendix 3A) and A:03-70-301 (Appendix 3B), Beta 6, level 2 and level 3 west portion
Expenses for renovations and adaptations

The premises are being renovated according to plans from Peter Torudd dated November 29, 2006 with changes marked in red (Appendix 3C and 3D).
The costs of moving walls on level 3 are paid by the tenant with an addition to the lease of SEK 388,000 per year during the term of the lease. Renovations on level 2 in QlikTech’s present premises are paid by the tenant, as are changes in the kitchen fixtures on level 3. Other renovations including stairway between levels 2 and 3 are being paid for by the landlord.
The investment must be approved by the Board of Wihlborgs Fastigheter AB.
Schedule

In the first stage the premises on level 3 will be completed, which is estimated to be ready for occupancy before the vacation period. The stairway between levels 2 and 3 will be installed at the end of July/beginning of August to cause the least disturbance. After the vacation period first the middle part of level 2 will be finished, then the east part. The work is estimated to be done by October 2007. Adjustments may occur. The schedule applies under the assumption that the lease is signed during week 21 [week of May 21] and that all new contracts concerning the minor tenants on level 2 are signed.
With the signing of this contract by both parties, contracts no. 01B6342 and 01B6451 no longer apply, with the exception of Amendment 1 concerning storage rooms on the basement level plus Amendments 4 and 6, which concern rent of garage spaces. The amendments are transferred to the new contract. Division of the contract between QlikTech International AB and QlikTech Nordic AB will occur later.

Lund 2007-05-22	Lund 2007-05-22
Ideon AB	QlikTech International AB

/s/ Siv Holmberg	/s/ Måns Hultman

Siv Holmberg	Signature

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